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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the General Partner
Pacific Energy Partners, L.P.:

        We consent to the incorporation by reference in the registration statements (No. 333-106804) on Form S-8 and (No. 333-107609 and 333-130645) on Form S-3 of Pacific Energy Partners, L.P. of our reports dated March 10, 2006, with respect to the consolidated balance sheets of Pacific Energy Partners, L.P. as of December 31, 2005 and 2004, and the related consolidated statements of income, partners' capital, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, annual report on Form 10-K of Pacific Energy Partners, L.P.

/s/ KPMG LLP

Los Angeles, California
March 10, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM